SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 1997
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                          NORLAND MEDICAL SYSTEMS, INC.
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             (Exact name of registrant as specified in its charter)

Delaware                              0-26206                   06-1387931
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(State or other jurisdiction        (Commission                 (IRS Employer
of incorporation)                   File Number)             Identification No.)

106 Corporate Park Drive, Suite 106, White Plains, NY                  10604
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(Address of principal executive offices)                             (Zip Code)

Registrant's telephone number, including area code: (914) 694-2285
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ITEM 5. Other Events

      On February 26, 1997, Registrant and Norland Medical Systems B.V. ("NMS BV") entered into a Stock Purchase Agreement pursuant to which Registrant agreed to purchase all of the issued and outstanding stock of Norland Corporation ("Norland Corp.") from NMS BV. Norland Corp. is the Wisconsin-based manufacturer of the DXA-based bone densitometers distributed by Registrant.

      The purchase price for Norland Corp. is $17,500,000 plus an additional purchase price of up to $2,500,000, the exact amount to be based upon Registrant's total sales for 1997. The $17,500,000 will be payable at closing, $1,250,000 in cash and $16,250,000 by Registrant's 7% promissory note (the "Purchase Note"). A $1,250,000 principal payment on the Purchase Note will be due six months after closing. The balance will be payable on the fifth anniversary of the closing, with a right on the part of the Registrant to extend the maturity for an additional two years. If the maturity is so extended, the applicable interest rate will be increased by one percentage point at the original maturity date and at the end of each six month period thereafter. Registrant may prepay the Purchase Note at any time and, except for the $1,250,000 payment due six months after closing, Registrant may make payments of principal by delivering shares of its Common Stock.

      The amount of any additional purchase price will be determined upon completion of Registrant's audit for the year ended December 31, 1997. The additional purchase price will be paid by a second promissory note (the "Additional Note"). The terms of the Additional Note will be the same as those of the Purchase Note, except that there will be no mandatory prepayment of principal prior to maturity. The Purchase Note and the Additional Note will be secured by a pledge of the stock of Norland Corp.

      NMS BV is owned 50% by Hans Schiessl, 41.2% by Norland Partners, L.P. and 8.8% by Nissho Iwai Corporation and one of its affiliates. Mr. Schiessl and Norland Partners, L.P. also own 15.8% and 11%, respectively, of the outstanding stock of Registrant. Reynald G. Bonmati, President and a director of Registrant, is a managing director of NMS BV and President and a director of Norland Corp. Albert S. Waxman, a director of Registrant, is a managing director of NMS BV and a director of Norland Corp. Mr. Bonmati and Dr. Waxman are also officers, directors and the only stockholders of Novatech Management Corporation, the sole general partner of Norland Partners, L.P. Mr. Bonmati is a limited partner in Novatech Ventures, L.P. and is also President, a director and principal stockholder of Novatech Resource Corporation, the sole general partner of Novatech Ventures, L.P. Novatech Ventures L.P. is a limited partner in Norland Partners, L.P. and owns 3.7% of the outstanding stock of Registrant.

      The acquisition of Norland Corp. is subject to the approval of Registrant's stockholders, including a majority of the stock held by stockholders other than Mr. Bonmati, Mr. Schiessl, Norland Partners, L.P. and Novatech Ventures, L.P. The transaction will be submitted to stockholders at Registrant's 1997 Annual Meeting.

ITEM 7. Financial Statements and Exhibits

      Exhibit 2.3. Stock Purchase Agreement between Norland Medical Systems B.V.
                   and Norland Medical Systems, Inc.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                NORLAND MEDICAL SYSTEMS, INC.


Date: March 5, 1997             By:  /s/ Kurt W. Streams
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                                         Kurt W. Streams
                                         Vice President, Finance and Secretary